As filed with the Securities and Exchange Commission on June 28, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NATIONAL GRID PLC
(Exact name of registrant as specified in its charter)

ENGLAND AND WALES	98-0367158
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Helen Mahy National Grid plc 1-3 Strand, London WC2N 5EH England 011-44-207-004-3000	Lawrence J. Reilly National Grid USA 25 Research Drive Westborough, MA 01582 1-508-389-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number including area code, of agent for service)

With Copies to:
Joseph D. Ferraro
LeBoeuf, Lamb, Greene & MacRae
No. 1 Minster Court
Mincing Lane, London
EC3R 7YL England
011-44-207-459-5000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
CALCULATION OF REGISTRATION FEE

	Amount to be Registered/
Title of Each Class of	Proposed Maximum Aggregate	Amount of
Securities to be Registered	Price per Unit	Registration Fee

Debt securities	Indeterminate	(1)

(1)	An indeterminate aggregate initial offering price or number of debt securities is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $126,700 that has already been paid with respect to the $1,000,000,000.00 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-120570, which was filed on November 17, 2004, and was subsequently withdrawn on September 21, 2005 before any securities were sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.

PROSPECTUS
National Grid plc
Debt Securities
        We may from time to time offer and sell unsecured debt securities in one or more separate series. We will describe in one or more prospectus supplements, which must accompany this prospectus, the type and amount of a series of debt securities we are offering and selling, as well as the specific terms of these securities. Such prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplements carefully, together with the information described under the heading “Where You Can Find More Information” before you invest in these securities.
      We may offer debt securities in amounts, at prices and on terms to be determined at the time of offering. We may sell these securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in the applicable prospectus supplement.
      The mailing address of our principal executive office is 1-3 Strand, London, WC2N 5EH, England and our telephone number is 011-44-207-004-3000.
      Investing in these securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and “Risk Factors” in our most recent Annual Report on Form 20-F, as well as any contained in the applicable prospectus supplement.

       Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      This prospectus may not be used to consummate sales of debt securities unless accompanied by a prospectus supplement.
The date of this prospectus is June 28, 2006.

      You should rely only on the information contained in this prospectus, the accompanying prospectus supplement or any document to which we have referred you. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of these documents. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS
      This document is called a prospectus and is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will provide a supplement to this prospectus. The accompanying prospectus supplement will describe the specific terms of that offering, and may also include a discussion of any special considerations applicable to those securities. The accompanying prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Please carefully read this prospectus and the accompanying prospectus supplement. In addition to the information contained in the documents, we refer you to under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the debt securities offered under this prospectus. The registration statement, including the exhibits, can be read on the SEC website or at the SEC offices, each of which is listed under the heading “Where You Can Find More Information.”
      All references in this prospectus and the accompanying prospectus supplement to “National Grid”, “NG”, “our company”, “we”, “us” or “our” mean National Grid plc, unless we state otherwise or as the context requires. In addition, the term “IFRS” means international financial reporting standards as adopted by the European Union and the term “U.S. GAAP” means generally accepted accounting principles in the United States.
      Our consolidated financial statements are published in pounds sterling. In this prospectus and the accompanying prospectus supplement, “U.S. dollars” or “$” refers to U.S. currency and “pounds sterling,” “sterling,” “£” or “pence” refers to U.K. currency.

RISK FACTORS
      Investing in the debt securities offered using this prospectus involves risk. You should consider carefully the risks described below and you should read the “Risks Factors” incorporated by reference in this prospectus from our most recent Annual Report on Form 20-F, some of which are also contained in this Prospectus, or in similar sections in subsequent filings incorporated by reference in this prospectus, for additional information on factors that may affect our future results, before you decide to buy our debt securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of our debt securities could decline, in which case you may lose all or part of your investment.
Risks relating to our business
      Changes in law or regulation in the geographies in which we operate could have an adverse effect on our results of operations.
      Many of our businesses are utilities or networks that are subject to regulation by governments and other authorities. Consequently, changes in law or regulation in the countries or states in which we operate could adversely affect us. Regulatory decisions concerning, for example, whether licenses or approvals to operate are renewed, whether market developments have been satisfactorily implemented and whether there has been any breach of the terms of a license or approval, the level of permitted revenues for our businesses and proposed business development activities could have an adverse impact on our results of operations, our cash flows, the financial condition of our businesses and the ability to develop those businesses in the future. For further information, see the Operating and Financial Review and, in particular, the “External and regulatory environment” sections for each of our business segments in our most recent Annual Report on Form 20-F.
      Breaches of or changes in environmental or health and safety laws or regulations could expose us to claims for financial compensation and adverse regulatory consequences, as well as damaging our reputation.
      Aspects of our activities are potentially dangerous, such as the operation and maintenance of electricity lines and the transmission and distribution of natural gas. Electricity and gas utilities also typically use and generate in their operations hazardous and potentially hazardous products and by-products. In addition, there may be other aspects of our operations which are not currently regarded or proved to have adverse effects but could become so; for example, the effects of electric and magnetic fields. We are subject to laws and regulations relating to pollution, the protection of the environment, and how we use and dispose of hazardous substances and waste materials. We are also subject to laws and regulations governing health and safety matters protecting the public and our employees. Any breach of these obligations, or even incidents that do not amount to a breach, could adversely affect our results of operations and our reputation.
      Network failure or the inability to carry out critical non-network operations may have significant adverse impacts on both our financial position and our reputation.
      We may suffer a major network failure or may not be able to carry out critical non-network operations. Operational performance could be adversely affected by a failure to maintain the health of the system or network, inadequate forecasting of demand or inadequate record keeping. This could cause us to fail to meet agreed standards of service or be in breach of a license or approval, and even incidents that do not amount to a breach could result in adverse regulatory and financial consequences, as well as harming our reputation. In addition to these risks, we may be affected by other potential events that are largely outside of our control such as the impact of weather or unlawful acts of third parties. Weather conditions can affect financial performance, particularly in the United States, and severe weather that causes outages or damages infrastructure will adversely affect operational and potentially business performance. Terrorist attack, sabotage or other intentional acts may also physically damage our businesses or otherwise significantly affect corporate activities and as a consequence adversely impact our results of operations.
      Our results of operations depend on a number of factors relating to business performance including performance against regulatory targets and the delivery of anticipated cost and efficiency savings.
      Earnings maintenance and growth from our regulated gas and electricity businesses will be affected by our ability to meet or better efficiency targets set by the U.K. Office of Gas and Electricity Markets (“Ofgem”) and other regulators. From time to time, we also publish cost and efficiency savings targets for our businesses in the United Kingdom and the United States. To meet these targets, we must continue to improve operational performance. In the United States, under our state rate plans, earnings from our regulated businesses will be affected by our ability to deliver integration and efficiency savings. Earnings from our regulated businesses in both the United Kingdom and the United States also depend on meeting service quality standards set by regulators. To meet these standards, we must improve service reliability and customer service; and, if we do not meet these targets and standards, both our results of operations and our reputation may be harmed.
      Changes to the regulatory treatment of commodity costs may have an adverse effect on our results of operations.
      Changes in commodity prices could potentially impact our energy delivery businesses. Current regulatory arrangements in the United Kingdom and the United States provide the ability to pass through virtually all of the increased costs related to commodity prices to consumers. However, if regulators in the United Kingdom or the United States were to restrict this ability, it could have an adverse effect on our operating results.
      Our reputation may be harmed if consumers of energy suffer a disruption to their supply even if this disruption is outside our control.
      Our energy delivery businesses are responsible for transporting available electricity and gas. We consult with and provide information to regulators, governments and industry participants about future demand and the availability of supply. However, where there is insufficient supply our role is to manage the relevant system safely, which in extreme circumstances may require us to disconnect consumers.
      Business development activity, including acquisitions and disposals, may be based on incorrect assumptions or conclusions; significant liabilities may be overlooked or there may be other unanticipated or unintended effects.
      In February 2006, we announced the acquisitions of KeySpan Corporation and the Rhode Island gas distribution business of Southern Union Company. These transactions are subject to a number of conditions precedent, in particular, approvals from relevant regulators and, in the case of the acquisition of KeySpan, the approval of both its and our shareholders. These approvals may not be received or they may be granted but on terms that are different than anticipated. We have also announced that we expect to achieve certain levels of synergy and efficiency savings from these transactions, but these may not subsequently be achievable. See the “Acquisitions and disposals” section of the Operating and Financial Review in our most recent Annual Report on Form 20-F.

      Fluctuations in exchange rates, interest rates and commodity price indices, in particular, in the U.S. dollar could have a significant impact on our results of operations because we have substantial business interests in the United States and because of the significant proportion of our borrowings, derivative financial instruments and commodity contracts that may potentially be affected by such fluctuations.
      We currently have significant operations in the United States and the proportion of our activities located there will substantially increase following the completion of the acquisition of KeySpan and the Rhode Island gas distribution business of Southern Union Company. These businesses are subject to the risks normally associated with foreign operations, including the need to translate U.S. assets and liabilities, and income and expenses, into sterling, our primary reporting currency. Our results of operations may be similarly impacted because a significant proportion of our borrowings, derivative financial instruments and commodity contracts are affected by changes in exchange rates, interest rates and commodity price indices, in particular, the U.S. dollar to sterling exchange rate. For further information about this, see the “Financial position and financial management” section of the Operating and Financial Review in our most recent Annual Report on Form 20-F.
      The nature and extent of our borrowings means that an increase in interest rates could have an adverse impact on our financial position and business results.
      A significant proportion of our borrowings are subject to variable interest rates which may fluctuate with changes to prevailing interest rates. Increases in these interest rates could therefore increase our costs and diminish our profits. For further information about this, see the ‘Financial position and financial management’ section of the Operating and Financial Review in our most recent Annual Report on Form 20-F.
      Our financial position may be adversely affected by a number of factors including restrictions in borrowing and debt arrangements, changes to credit ratings and effective tax rates.
      We are subject to certain covenants and restrictions in relation to our listed debt securities and our bank lending facilities. We are also subject to restrictions on financing which have been imposed by regulators. These restrictions may hinder us in servicing the financial requirements of our current businesses or the financing of newly acquired or developing businesses. Our debt is rated by credit rating agencies and changes to these ratings may affect both our borrowing capacity and the cost of those borrowings. The effective rate of tax we pay may be influenced by a number of factors including changes in law and accounting standards, the proportion of our business operations which are located in the United States and our overall approach to tax planning, the results of which could increase that rate.
      Future funding requirements of our pension schemes could adversely affect our results of operations.
      We participate in a number of pension schemes which together cover substantially all of our employees. In both the United Kingdom and the United States, the principal schemes are defined benefit schemes where the scheme assets are held independently of our finances. Estimates of the amount and timing of future funding for these schemes are based on various actuarial assumptions and other factors including, among other things, the actual and projected market performance of the scheme assets, future long-term bond yields, average life expectancies and relevant legal requirements. The impact of these assumptions and other factors may require us to make additional contributions to these pension schemes which, to the extent they are not recoverable under our price controls or state rate plans, could adversely affect our results of operations.

      New or revised accounting standards, rules and interpretations by the United Kingdom, United States or international accounting standard setting boards and other relevant bodies could have an adverse effect on our reported financial results.
      With the adoption of IFRS, as adopted by the European Union, changes in the accounting treatment of replacement expenditure, regulatory assets, pension and post-retirement benefits, derivative financial instruments and commodity contracts have significantly affected the way we report our financial position and results of operations. New standards, rules or interpretations may be issued which could also have significant effects. In addition, as a body of practice develops, the application of accounting principles to our particular circumstances may change.
Risks related to the offering of debt securities generally
      Because of our holding company structure, the debt securities will be effectively subordinated to all indebtedness and liabilities of our subsidiaries.
      We are a holding company and conduct substantially all of our operations through our subsidiaries. As a result, claims of holders of the debt securities will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries. In the event of the insolvency, liquidation or dissolution of a subsidiary, following payment by such subsidiary of its liabilities, such subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise. Therefore, the claims of the holders of the debt securities would be structurally subordinated to the prior claims of the creditors of our subsidiaries.
      In the event our subsidiaries default on their debt liabilities, their creditors could elect to declare all amounts borrowed, together with accrued and unpaid interest and other fees, to be due and payable prior to any distributions by any such subsidiaries to us to pay interest or principal due on the debt securities. This could adversely affect our ability to make payments to holders of debt securities.
      We will depend upon dividends from our subsidiaries to meet our obligations under the debt securities.
      Dividends, other permitted distributions from our subsidiaries and payments of interest on intercompany loans are expected to be our principal source of funds to meet ongoing cash requirements, including debt service payments and other expenses. Some of our subsidiaries are subject to laws restricting the amount of dividends they may pay.
      National Grid USA and its public utility subsidiaries are also subject to restrictions on the payment of dividends by regulatory order and by contract, which may limit the amount of funds available for us to make payments with respect to the debt securities. These subsidiaries may pay dividends up to an amount equal to cumulative retained earnings, including pre-acquisition retained earnings. Orders by regulatory commissions require them to maintain a ratio of at least 30% equity to capital.
      Under the U.K. Companies Act 1985, generally, certain of our subsidiaries may declare a dividend to the extent accumulated realized profits exceed accumulated realized losses. In addition, Ofgem requires certain of our U.K. regulated subsidiaries to certify prior to declaring or recommending a dividend that they have complied with certain financial ring fencing obligations within the relevant regulatory license. These restrictions may limit the amount of funds available for us to make payments with respect to the debt securities.

      The inability of our subsidiaries to pay dividends to us in an amount sufficient to enable us to meet our cash requirements at the holding company level could have a material adverse effect on our operations and ability to satisfy our obligations to you under the debt securities.
      Our subsidiaries have no obligation to pay interest or principal due on the debt securities or to make funds available to us for that purpose, whether in the form of loans, dividends or other distributions. Accordingly, our ability to repay the debt securities at maturity or otherwise may depend upon our ability to refinance the debt securities, which will in turn depend, in large part, upon factors beyond our control.
      An investment in our debt securities may not be a suitable investment for you.
      You should determine the suitability of that investment in light of your own circumstances. In particular, you should:

(i)	have sufficient knowledge and experience to make a meaningful evaluation of the relevant debt securities, the merits and risks of investing in the relevant debt securities and the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any amendment or supplement thereto;

(ii)	have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of your particular financial situation, an investment in the relevant debt securities and the impact such investment will have on your overall investment portfolio;

(iii)	have sufficient financial resources and liquidity to bear all of the risks of an investment in the relevant debt securities, including where principal or interest is payable in one or more currencies, or where the currency for principal or interest payments is different from the currency in which you conduct your financial activities;

(iv)	understand thoroughly the terms of the relevant debt securities and be familiar with the behaviour of any relevant indices and financial markets; and

(v)	be able to evaluate (either alone or with the help of a financial adviser) possible scenarios for economic, interest rate and other factors that may affect your investment and your ability to bear the applicable risks.
      Some debt securities are complex financial instruments and may be purchased as a way to reduce risk or enhance yield with an understood, measured, appropriate addition of risk to an overall portfolio. You should not invest in debt securities which are complex financial instruments unless you have the expertise (either alone or with the help of a financial adviser) to evaluate how the debt securities will perform under changing conditions, the resulting effects on the value of such debt securities and the impact this investment will have on your overall investment portfolio.
      The debt securities are subject to modification, waivers and substitution.
      The indenture pursuant to which any debt securities will be issued contains provisions for calling meetings of debt security holders to consider matters affecting their interests generally. These provisions permit defined majorities to bind all debt security holders including debt security holders who did not attend and vote at the relevant meeting and debt security holders who voted in a manner contrary to the majority.

      We and the trustee may modify or amend the indenture and the debt securities without the consent of any holder in order to, among other things:

•	provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets provided that certain conditions are met;

•	add to our covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us by the indenture;

•	provide for a successor trustee with respect to the debt securities;

•	cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not adversely affect the interests of the holders of the debt securities;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the debt securities under the indenture;

•	add any additional events of default with respect to the debt securities;

•	provide for conversion or exchange rights of the holders of the debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of the debt securities.
      See “Description of the Debt Securities — Modification and Waiver”.
      If we default on our obligations with respect to the debt securities, your right to receive payments on the debt securities may be adversely affected by U.K. insolvency laws.
      We, and a number of our subsidiaries, are incorporated under the laws of England and Wales. Accordingly, insolvency proceedings with respect to us or our subsidiaries would be likely to proceed under, and be governed by, English insolvency laws. The procedural and substantive provisions of these laws currently are generally more favorable to secured creditors and less favorable to unsecured creditors than comparable provisions of current U.S. law. These provisions afford debtors and unsecured creditors, including holders of debt securities, only limited protection from the claims of secured creditors. It will generally not be possible for us or our unsecured creditors, including the holders of the debt securities, to prevent or delay any secured creditors from enforcing their security to repay the debts due to them.
      There currently exists no market for the debt securities and we cannot assure you that an active trading market will develop.
      Prior to this offering, there has been no market for the debt securities. The underwriters for any series of debt securities may make a market in the debt securities after the offering for a particular series is completed. However, the underwriters may cease their market-making at any time without notice. The liquidity of the trading market in the debt securities, and the market price quoted for the debt securities, may be adversely affected by many factors, including changes in the overall market for debt securities generally or the interest of securities dealers in making a market in the debt securities and by changes in our financial performance or in the prospects for companies in our industry generally.

      You may have difficulty effecting service of process on us or enforcing judgments against us in the United States.
      We are incorporated pursuant to the laws of England and Wales. In addition, most of our directors reside outside the United States, and a substantial portion of our assets and the assets of such persons are located in jurisdictions outside the United States, in the United Kingdom in particular, as of the date of this prospectus. As such, we have been advised that there is doubt as to whether:

•	a holder of the debt securities would be able to enforce, in the English courts, judgments of U.S. courts against persons who reside in England and Wales based upon the civil liability provisions of the United States federal securities laws; and

•	a holder of the debt would be able to bring an original action in the English courts to enforce liabilities against us or our directors, as well as the experts named in this prospectus, who reside outside the United States, based solely upon U.S. federal securities laws.
Risks related to the structure of a particular issue of debt securities
      We may issue debt securities which are subject to optional redemption.
      An optional redemption feature is likely to limit the market value of debt securities. During any period when we may elect to redeem debt securities, the market value of those debt securities generally will not rise substantially above the price at which they can be redeemed. This also may be true prior to any redemption period.
      We may be expected to redeem debt securities when our cost of borrowing is lower than the interest rate on the debt securities. At those times, you generally would not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on the debt securities being redeemed and may only be able to do so at a significantly lower rate. You should consider reinvestment risk in light of other investments available at that time.
      We may issue fixed/floating rate debt securities.
      Fixed/floating rate debt securities may bear interest at a rate that we may elect to convert from a fixed rate to a floating rate, or from a floating rate to a fixed rate. Our ability to convert the interest rate will affect the secondary market and the market value of such debt securities since we may be expected to convert the rate when it is likely to produce a lower overall cost of borrowing. If we convert from a fixed rate to a floating rate, the spread on the fixed/floating rate debt securities may be less favourable than the prevailing spreads on comparable floating rate debt securities tied to the same reference rate. In addition, the new floating rate at any time may be lower than the rates on other debt securities. If we convert from a floating rate to a fixed rate, the fixed rate may be lower than the prevailing rates on its debt securities.
      We may issue debt securities issued at a substantial discount or premium.
      The market values of securities issued at a substantial discount or premium to their nominal amount tend to fluctuate more in relation to general changes in interest rates than do prices for conventional interest-bearing securities. Generally, the longer the remaining term of the securities, the greater the price volatility as compared to conventional interest-bearing securities with comparable maturities.
Risks related to the market generally
      Your investment in debt securities is subject to interest rate risks.
      Investment in a fixed rate debt security involves the risk that subsequent changes in market interest rates may adversely affect the value of any fixed rate debt securities.
      Any credit ratings applicable to the debt securities may not reflect all risks.
      One or more independent credit rating agencies may assign credit ratings to an issue of debt securities. These debt security ratings reflect the views of the rating agencies. A more complete explanation of the significance of these ratings may be obtained from the rating agencies. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the debt securities. A credit rating is not a recommendation to buy, sell or hold securities. Any rating can be revised upward or downward or withdrawn at any time by a rating agency if it decides that the circumstances warrant the change. Each rating should be evaluated independently of any other rating.
      There is a risk that legal investment considerations may restrict certain investments.
      Your investment activities may be subject to legal investment laws and regulations, or review or regulation by certain authorities. You should consult your legal advisers to determine whether and to what extent (1) debt securities are legal investments for you, (2) debt securities can be used as collateral for various types of borrowing that you may wish to conduct and (3) other restrictions apply to its purchase or pledge of any debt securities by you. In particular, if you are a financial institution, you should consult your legal advisers or the appropriate regulators to determine the appropriate treatment of debt securities under any applicable risk-based capital or similar rules applicable to you.

FORWARD-LOOKING STATEMENTS
      This prospectus and the documents incorporated by reference into this prospectus contain certain statements that are neither reported financial results nor other historical information. These statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include information with respect to our financial condition, our results of operations and businesses, strategy, plans, objectives and the expected impact of this offering on the foregoing. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “continue,” “project” and similar expressions, as well as statements in the future tense, identify forward-looking statements.
      These forward-looking statements are not guarantees of our future performance and are subject to assumptions, risks and uncertainties that could cause actual future results to differ materially from those expressed in or implied by the forward-looking statements. Many of these assumptions, risks and uncertainties relate to factors that are beyond our ability to control or estimate precisely, such as:

•	delays in obtaining, or adverse conditions contained in, regulatory approvals and contractual consents, including those required to complete the announced U.S. acquisitions when or as planned;

•	unseasonable weather affecting the demand for electricity and gas;

•	competition and industry restructuring;

•	changes in economic conditions;

•	currency fluctuations;

•	changes in interest and tax rates;

•	changes in energy market prices;

•	changes in historical weather patterns;

•	changes in laws, regulations or regulatory policies;

•	developments in legal or public policy doctrines;

•	the impact of changes to accounting standards;

•	technological developments;

•	the ability to integrate the businesses relating to the announced U.S. acquisitions with our existing business and realize the expected synergies from such integration;

•	the availability of new acquisition opportunities and the timing and success of future acquisition opportunities;

•	the impact of the sales of businesses by us;

•	the failure for any reason to achieve reductions in costs or to achieve operational efficiencies;

•	the failure to retain key management;

•	the behavior of U.K. electricity market participants on system balancing;

•	the timing of amendments in prices to shippers in the U.K. gas market;

•	the performance of our pension schemes and the regulatory treatment of pension costs; and

•	any adverse consequences arising from outages on or otherwise affecting energy networks, including gas pipelines, which we own or operate.
      Other factors are discussed in “Risk Factors” above, and under “Operating and Financial Review and Prospects” and “Risk factors” included in our most recent Annual Report on Form 20-F and may be discussed in the accompanying prospectus supplement. We may also make or disclose written and/or oral forward-looking statements in reports filed with or furnished to the SEC, our annual reports and accounts to shareholders, proxy statements, offering circulars, registration statements, prospectuses, prospectus supplements, press releases and other written materials and in oral statements made by our directors or employees to third parties, including financial analysts. We undertake no obligation to update any of our forward-looking statements.
      The effects of these factors are difficult to predict. New factors emerge from time to time and we cannot assess the potential impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.
WHERE YOU CAN FIND MORE INFORMATION
      We are subject to the filing requirements of the Exchange Act. In accordance with the Exchange Act, we file such reports and other information with the SEC. Our SEC filings are available over the internet at the SEC’s website at http://www.sec.gov. The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link incorporating any materials via such website, except as described below. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room.
      You may request a copy of the filings referred to above at no cost by writing or telephoning us at our registered office at 1-3 Strand, London WC2N 5EH, England, 011-44-207-004-3000, attn: Investor Relations.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      This prospectus “incorporates by reference” certain of the reports and other information that we have filed with the SEC under the Exchange Act. This means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information filed with the SEC after the date of this prospectus will update and supersede this information. We incorporate by reference in this prospectus the documents listed below:

•	Our Annual Report on Form 20-F for the year ended March 31, 2006;

•	Any future reports on Form 6-K that we may file that indicate that they are incorporated by reference into this Registration Statement; and

•	Any future Annual Reports on Form 20-F that we may file with the SEC under the Exchange Act prior to the termination of any offering contemplated by this prospectus.
      Information in this prospectus may be modified by information included in subsequent Exchange Act filings that we incorporate by reference, the result of which is that only the information as modified will be part of this prospectus. All other information in the prospectus will be unaffected by the replacement of this superseded information.
EXCHANGE RATE INFORMATION
      The following table sets forth the history of the exchange rates of one pound sterling to U.S. dollars for the periods indicated. Please see our Annual Report on Form 20-F for the fiscal year ended March 31, 2006 for additional exchange rate information which is incorporated by reference.

	Pound Sterling/U.S. Dollar Exchange Rate History(1)

	May	April	March	February	January	December	November
	2006	2006	2006	2006	2006	2005	2005

Last(2)	1.8732	1.8220	1.7393	1.7539	1.7820	1.7188	1.7321
Average(3)	1.8687	1.7680	1.7442	1.7480	1.7686	1.7458	1.7349
High	1.8911	1.8220	1.7567	1.7807	1.7885	1.7740	1.7755
Low	1.8286	1.7389	1.7256	1.7343	1.7404	1.7188	1.7138

(1)	Data obtained from Bloomberg Professional® Services, Bloomberg L.P.

(2)	“Last” is the closing exchange rate on the last business day of each of the periods indicated.

(3)	“Average” is the average daily exchange rate during the periods indicated.

THE COMPANY
Overview
      National Grid plc is the name of our holding company which was the product of a recommended merger between National Grid Group plc and Lattice Group plc (“Lattice”). This merger was implemented by way of a court-sanctioned scheme of arrangement under the U.K. Companies Act 1985 between Lattice and its shareholders and was completed on October 21, 2002. Following the closing of the merger, National Grid Group plc was renamed National Grid Transco plc. On July 26, 2005 our name was changed to National Grid plc.
      Our website address is http://www.nationalgrid.com. Information contained on our website does not constitute part of this prospectus.
      The description of our business below contains information and data as of the date of this prospectus and may be amended or supplemented by the accompanying prospectus supplement and documents incorporated by reference herein or therein.
Our Business
      Our principal operations are in regulated networks and comprise the transmission and distribution of electricity and gas and the provision of network infrastructure to the broadcast and telecommunications industries, based mainly in the United Kingdom and the United States. We also have interests in related markets, including metering services, liquefied natural gas (LNG) facilities and property in the United Kingdom as well as electricity interconnectors in the United Kingdom and Australia. Our business operations are divided into the following segments for reporting purposes:

•	U.K. electricity and gas transmission;

•	U.S. electricity transmission;

•	U.K. gas distribution;

•	U.S. electricity and gas distribution;

•	U.S. stranded cost recoveries; and

•	Wireless infrastructure.
Our remaining businesses are described under “Other Activities”. These segments reflect the management responsibilities and economic characteristics of each activity. Further information about each of these segments is set out below.
      Our principal subsidiaries are: National Grid Electricity Transmission plc, which operates our U.K. electricity transmission business; National Grid Gas plc, which operates our U.K. gas transmission and U.K. gas distribution businesses; and National Grid USA, the holding company for our U.S. electricity and gas distribution and electricity transmission businesses. Our U.S. operating companies include Niagara Mohawk Power Corporation, Massachusetts Electric Company and New England Power Company.
     U.K. Electricity and Gas Transmission
      We own the electricity transmission system in England and Wales. Our electricity assets comprise approximately 4,500 miles of overhead line, about 415 miles of underground cable and 337 substations at 240 sites. We are responsible for managing the operations of both the England and Wales transmission system that we own and also the two high-voltage electricity transmission networks in Scotland. Day-to-day operation of the Great Britain electricity transmission system involves the continuous real-time matching of demand and generation output, ensuring the stability and security of the power system and the maintenance of satisfactory voltage and frequency.

      We also own the gas transmission network in Great Britain. This comprises approximately 4,300 miles of high pressure pipe and 26 compressor stations, connecting to eight regional distribution networks and third party independent systems for onward transportation of gas to end consumers. We operate the gas transmission network, which includes balancing supply and demand, maintaining satisfactory system pressures and ensuring gas quality standards are met.
      We own and operate the U.K. assets, and a portion of the subsea cables, that comprise the electricity connector between England and France as part of a joint arrangement with the French transmission operator, RTE. We also own and operate four LNG storage facilities in the United Kingdom.
     U.S. Electricity Transmission
      In the United States, we own and operate an electricity transmission network of approximately 9,000 miles spanning upstate New York, Massachusetts, Rhode Island, New Hampshire and Vermont. Our U.S. transmission facilities operate at voltages ranging from 69 kV to 345kV, utilizing nearly 8,900 miles of overhead lines, 94 miles of underground cable and 496 substations. We are the largest electricity transmission service provider in the northeastern United States by reference to the length of these high-voltage transmission lines. In addition, we own and operate a 139-mile direct current transmission line rated at 450 kV that is a key section of an interconnector between New England and Canada.
     U.K. Gas Distribution
      Our U.K. gas distribution segment comprises almost half of Great Britain’s gas distribution network, and is the largest gas distribution network in the country, consisting of approximately 82,000 miles of distribution pipelines. We transport gas on behalf of approximately 70 active gas shippers from the gas transmission network through our four retained regional gas distribution networks to around 11 million consumers. We continue to be responsible for the safety, development, maintenance and daily operation of our U.K. gas distribution networks. We also continue to manage the national emergency number for the Great Britain gas distribution network.
     U.S. Electricity and Gas Distribution
      We are one of the leading electricity distribution service providers in the northeastern United States, as measured by energy delivered, and one of the largest utilities in the United States, as measured by the number of electricity distribution customers. Our U.S. electricity and gas distribution currently serves approximately 3.4 million electricity customers over a network of 72,000 circuit miles in New England and New York and around 569,000 gas customers over a pipeline of 8,600 miles in New York. We have entered into two agreements to expand significantly our operations in the northeastern United States. These comprise the proposed acquisition of KeySpan Corporation for $7.3 billion, together with the assumption of approximately $4.5 billion of debt, and the proposed acquisition from Southern Union Company of its Rhode Island gas distribution network for cash consideration of $498 million and assumed debt of $77 million.

     U.S. Stranded Cost Recoveries
      The U.S. stranded cost recoveries segment captures the recovery of some of our historical investments in generating plants together with the costs incurred under certain commodity purchase contracts that were “stranded” when we divested our generation business during the industry restructuring in New England and New York. In addition, this segment includes the recovery of certain above-market costs of commodity purchase contracts that were in place at the time of restructuring and deregulation.
     Wireless Infrastructure
      We have around 5,000 active sites used for mobile communications. Our main activity is the provision of sites under contracts to the U.K. mobile phone operators. In addition, sites are also used by other customers such as the emergency services and taxi companies. We also provide other services such as site design, antenna installation and project management. In total, we have around 13,500 marketable sites. Our broadcast transmission business is a network of transmission towers and broadcast equipment. It has contracts to transmit analog and digital radio and television signals for reception by the public from content providers. We own some 750 purpose built broadcast towers and associated transmission equipment used for this purpose. We also hold licenses for two digital television multiplexes utilized by broadcasters to broadcast eleven digital channels in the United Kingdom. Our U.S. business provides communications infrastructure and related network services to wireless and fixed network operators in the northeastern United States. Services include the use of communication towers, wireless pylon attachments, distributed antenna system networks and related network services and a dark fiber network.
     Other Activities
      National Grid Metering and OnStream provide installation, maintenance and meter reading services to gas and electricity suppliers in the regulated and unregulated markets respectively. National Grid Metering provides services for an asset base of around 20 million domestic, industrial and commercial gas meters. OnStream’s focus is the provision of metering services to the competitive market. National Grid Australia provides the 224-mile 600 MW interconnector linking the electricity network on the island state of Tasmania to mainland Australia. National Grid Grain is an LNG import terminal and storage facility constructed and operated in the U.K. National Grid Property is responsible for the management of all our major occupied property in the United Kingdom and the management and clean up and disposal of surplus properties (largely comprising contaminated gas works). Fulcrum Connections provides gas connections and associated design services on behalf of gas distribution networks in the United Kingdom. Advantica is a consultancy business providing engineering and software services to enhance safety and performance in the gas, oil, electricity and water sectors primarily in the United Kingdom and the United States.
USE OF PROCEEDS
      Except as otherwise described in the accompanying prospectus supplement, we expect to use the net proceeds from the sale of the debt securities we offer under this prospectus for general corporate purposes.
RATIOS OF EARNINGS TO FIXED CHARGES
      The following table sets forth our ratio of earnings to fixed charges for the periods indicated, using financial information compiled in accordance with IFRS and U.S. GAAP, respectively. IFRS, as adopted by the European Union, is our primary GAAP. Our transition date to IFRS is April 1, 2004. Consequently, no figures are provided for years ending prior to that date.

	Year Ended March 31,

	2006	2005	2004	2003	2002

Earnings to fixed charges — IFRS	2.91	2.62	—	—	—
Earnings to fixed charges — U.S. GAAP	2.03	3.11	2.00	1.96	2.62
      The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings represents pre-tax income from continuing operations before minority interests, income or loss from joint ventures and associates, fixed charges, amortization of capitalized interest, plus dividends received from joint ventures and associates, less capitalized interest. Fixed charges includes interest expense (including amortized premiums, discounts and capitalized expenses related to indebtedness and, for IFRS, excluding amounts recognized in interest in respect of pension liabilities) plus interest portion of lease rentals and preferred stock dividends.
CAPITALIZATION AND INDEBTEDNESS
      The following table sets forth our capitalization on an actual basis, using financial information compiled in accordance with IFRS, as of March 31, 2006. You should read this table in conjunction with our consolidated financial statements and notes.

As of
March 31,
2006

(£ million)
Bank loans and overdrafts	550
Other bonds	9,598
Finance leases	115
Other loans	24

Total long-term debt	10,287
Total short-term debt	2,842
Total Debt(1)	£13,129

Shareholders’ Equity
Called up share capital	310
Share premium account	1,316
Retained earnings	6,817
Translation reserve	127
Cash flow hedges reserve	37
Available-for-sale investment reserve	6
Other reserves	(5,131)

Total Shareholder’s Equity	£3,482

Total Capitalization	£16,611

(1) Net of issuance costs and premiums or discounts. As of March 31, 2006, we had net debt related derivative assets of £443 million.
      Account has been taken of liabilities and guarantees between undertakings within the same group.
      Charges over our property, plant and other assets were provided as collateral over borrowings as at March 31, 2006 totaling £607 million.
      The value of our contingencies at March 31, 2006 amounted to £334 million including guarantees amounting to £149 million.

      Details of the guarantees entered into by the company at March 31, 2006 are shown below:

i)	Performance guarantees of £20 million relating to certain property obligations of one of our undertakings. The bulk of these expire by December 2025;

ii)	A guarantee of £50 million of the obligations of one of our undertakings to make payments of any liabilities under a meter operating contract that runs until May 2008;

iii)	A performance guarantee relating to the construction of the Victoria to Tasmania interconnector of 48 million Australian Dollars (£20 million). This halved on commissioning in April 2006 and expires in November 2006;

iv)	A guarantee of the payment obligations of one of our undertakings in respect of a power connection agreement amounting to an annual maximum of 7 million Australian Dollars, reducing over the term of the contract. This runs until June 2051, but the maximum potential payout is estimated as £5 million;

v)	A guarantee of the payment obligations of one of our undertakings in respect of a nitrogen supply agreement amounting to a maximum potential payout of £14 million subject to a cap of £1 million per annum. This runs until November 2019;

vi)	A guarantee of the payment obligations of one of our undertakings in respect of a power connection agreement amounting to a maximum potential payout of £14 million subject to a cap of £7 million per annum. This runs until December 2024;

vii)	Guarantees in respect of a former associate amounting to £14 million, the bulk of which relates to its obligations to supply telecommunications services. This is open-ended; and

viii)	Other guarantees amounting to £12 million arising in the normal course of business and entered into on normal commercial terms. These guarantees run for varying lengths of time.
      NG has guaranteed the repayment of principal sum, any associated premium and interest on specific loans due from certain of our undertakings to third parties. At March 31, 2006, the sterling equivalent amounted to £2,082 million. The guarantees are for varying terms between one month and twelve years.
      At March 31, 2006, NG has also guaranteed the lease obligations of a former associate to our undertakings, amounting to £31 million.
      The information contained in the Capitalization Table is extracted without material adjustment from NG’s audited consolidated financial statements as at March 31, 2006.
      There has been no material change in the contingent liabilities or guarantees of NG since March 31, 2006.
      As at March 31, 2006, we had cash and short-term investments of £1,836 million.

DESCRIPTION OF THE DEBT SECURITIES
General
      The debt securities will be issued under an indenture between us and The Bank of New York, as trustee. We have summarized material provisions of the indenture below. The summary is not complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture, including the definition of certain terms in the indenture and those terms to be made a part of the indenture by the Trust Indenture Act of 1939, as amended. The form of indenture is filed as an exhibit to the registration statement of which this prospectus is a part and you should read the indenture for provisions that may be important to you. In this summary, we have included reference to section numbers in the indenture so that you can easily locate these provisions. Capitalized terms used in this summary have the meanings specified in the indenture. In this summary, “we”, “our” or “us” means NG and its successors under the indenture only and does not include any of its subsidiaries.
      The indenture does not limit the aggregate principal amount of the debt securities which we may issue under it and provides that we may issue debt securities under it from time to time in one or more series. The indenture does not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.
      We describe in this section the general terms that will apply to any series of debt securities that may be offered under this prospectus. At the time that we offer debt securities, we will describe in the related prospectus supplement the specific terms of the debt securities of a series and the extent to which the general terms described in this section apply or do not apply to those securities.
      The debt securities will be our direct, unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. In each case, these obligations shall be without any preference among themselves. This will be subject, in the event of insolvency, to laws of general applicability relating to or affecting creditors’ rights. Other unsecured and unsubordinated indebtedness may contain covenants, events of default and other provisions which are different from or which are not contained in the debt securities.
      We will issue debt securities in series. Each series of debt securities may have different terms, and, in some cases, debt securities of the same series may have different terms. We will describe the following terms of the particular series of debt securities being offered in the applicable prospectus supplement:

•	the designation, aggregate principal amount and authorized or any minimum denominations of the series of debt securities,

•	the percentage or percentages of principal amount (price to public) at which the debt securities of the series will be issued,

•	certain dates or periods, including:

(a)	the original issue date or dates or periods during which the debt securities may be issued,

(b)	the date or dates (or manner of determining the same), if any, on which, or the range of dates, if any, within which, the principal of (and premium, if any, on) the debt securities of the series is payable, and

(c)	the record dates, if any, for the determination of holders to whom such principal (and premium, if any, thereon) is payable,

•	information with regard to interest, including:

(a)	the rate or rates per annum (and the manner or basis of calculation thereof) at which the debt securities of the series shall bear interest (if any),

(b)	the date or dates from which such interest shall accrue,

(c)	the interest payment dates on which such interest shall be payable (or manner of determining the same), and

(d)	the regular record date for the interest payable on any interest payment date,

•	the place or places where:

(a)	the principal of (and premium, if any, on) and interest, if any, on debt securities of the series shall be payable,

(b)	debt securities of the series may be presented for transfer or exchange,

(c)	notices and demands to or upon us may be served, and

(d)	commercial banks and foreign exchange markets must be open to settle payments to constitute a good business day,

•	the terms and conditions, if any, upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise,

•	our obligation, if any, to redeem, repurchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the terms and conditions in respect thereof,

•	with respect to debt securities of a series, if other than the principal amount thereof, the portion of the principal amount of such debt securities of the series which shall be payable upon a redemption prior to maturity or a declaration of acceleration of the maturity following an event of default, if any, thereof,

•	any stock exchange on which we will list a series of debt securities,

•	any additional events of default (as defined below),

•	any additional covenants or agreements with respect to the debt securities of the series,

•	if a person other than The Bank of New York is to act as trustee for the debt securities of any series, the name and location of the corporate trust office of such trustee and, with respect to any debt securities of a series, if a person other than the applicable trustee, in its capacity as principal paying agent for the debt securities, is to act as such agent, the name and location of the principal office of such principal paying agent,

•	if other than U.S. dollars, the currency or currency unit in which any payments on the debt securities of the series shall be made or in which the debt securities of the series shall be denominated,

•	if applicable, the fact that the terms of the applicable indenture described below under “Discharge, Defeasance and Covenant Defeasance” will not apply with respect to the debt securities of the series,

•	the date as of which any Global Security representing outstanding debt securities of the series shall be dated if other than the date of original issuance of the first security of the series to be issued,

•	if applicable, the fact that the terms of the applicable indenture described under “— Redemption of Debt Securities for Tax Reasons” and “— Payment of Additional Amounts” below will not apply with respect to the debt securities of the series,

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or notes and, in such case, the depositary for such global security or notes,

•	whether any legends shall be stamped or imprinted on all or a portion of the debt securities of a series, and the terms and conditions upon which any such legends may be removed,

•	information with respect to book-entry procedures, if any,

•	any other terms of that series, and

•	any material U.K. or U.S. federal tax consequences applicable to the particular series which are not disclosed in this Prospectus.
      The indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.
Denominations, Registration and Transfer
      Unless the applicable prospectus supplement provides otherwise, we will issue debt securities registered in the name of holders as set out in the books of the security registrar (each, a “registered security,” or a security in “registered form”).
      Unless the applicable prospectus supplement provides otherwise, registered securities will be represented by interests in one or more global securities (each, a “Global Security,” or a security in “global form”) deposited with a nominee for, and accepted for settlement and clearance by, one or more of The Depository Trust Company (“DTC”) and a common depositary for Euroclear Bank S.A./ N.V. (“Euroclear”) and Clearstream Banking, Société anonyme (“Clearstream”), as described under “Global Securities” below. Registered securities will be issued in such denominations as are specified in the applicable prospectus supplement and a Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding debt securities of the series represented by such Global Security, unless the applicable prospectus supplement provides otherwise.
      In the circumstances described below under “— Securities in Definitive Form,” we may physically issue and deliver certificated securities in registered form, which are referred to as securities in “definitive form”. Registered securities of any series issued in definitive form will be exchangeable for other registered securities of the same series, of a like aggregate principal amount and tenor and of different authorized denominations. A registered security issued in definitive form may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar or at the office of any transfer agent we designate for such purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without service charge but subject to payment of any taxes and other governmental charges as described in the indenture. Such transfer or exchange will be effected after the security registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. We have initially appointed the trustee as the security registrar under the indenture. If a prospectus supplement refers to any transfer agents (in addition to the security registrar) that we have initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.
      If the debt securities of a series are redeemed in part, we shall not be required to:

•	issue, register the transfer of or exchange debt securities of any such series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of debt securities of that series selected to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, or

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.
Global Securities
      The debt securities of a series may be represented in whole or in part by one or more Global Securities that will be registered in the name of and deposited with or on behalf of, DTC or a common depositary for Euroclear and Clearstream (a “Depositary”) or a nominee thereof. Global Securities will be issued in registered form unless the applicable prospectus supplement provides otherwise. Unless and until it is exchanged for registered securities in definitive form, any such Global Security may not be transferred except as a whole by the relevant Depositary to its nominee, or vice versa, or by a nominee to another nominee of such Depositary or, in either case, to a successor of such Depositary or a nominee of such successor.
      The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the related prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements. See also “— Clearance and Settlement” below.
      Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit the accounts of persons entitled thereto with the respective beneficial interests in the principal amounts of the debt securities represented by such Global Security. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities, or by us if we offer and sell directly such debt securities. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary for such Global Security or its nominee (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) for such Global Security and on the records of participants (with respect to interests of persons who hold interests through participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair your ability to transfer beneficial interests in a Global Security.

      So long as the relevant Depositary, or its nominee, is the registered owner of such Global Security, it will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the indenture governing the debt securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have debt securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of securities of such series in definitive form and will not be considered the owners or holders thereof under the indenture governing such debt securities. Such owners of beneficial interests will not have the direct right to act upon any solicitation for actions from holders of the debt securities and will be permitted to act only to the extent appropriate proxies to do so from DTC, Euroclear or Clearstream, as applicable, have been received. Similarly, upon the occurrence of an event of default, unless and until debt securities in definitive form are issued, owners of beneficial interests in Global Securities will be restricted to acting only to the extent appropriate proxies have been received from DTC, Euroclear or Clearstream, as applicable.
      Any payments of principal, premium, if any, or interest, if any, on debt securities registered in the name of a Depositary or its nominee will be made to it as the registered owner of the Global Security representing such debt securities. Neither we, nor any of the applicable trustees, paying agents or security registrars for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
      We expect that the Depositary for a Global Security or its nominee, upon receipt of any payment of principal, premium (if any) or interest (if any), will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the debt securities of such series represented by such Global Security as shown on the records of such Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities payable to bearer or registered in “street name” (holders of debt securities in accounts at banks or brokers), and will be the responsibility of such participants.
Securities in Definitive Form
      If a Depositary for a Global Security in respect of a series of debt securities is at any time unwilling or unable to continue as depositary, and we do not appoint a successor depositary within 120 days, or in the event of our winding up we fail to make any payment on any debt securities when due, and the trustee has received notice from the registered owner of such Global Security requesting the exchange of a specified amount of such debt securities for debt securities of such series in definitive form, we will issue registered securities in respect of the debt securities of such series in definitive form in exchange for the Global Security representing such series of debt securities.
      We may at any time and in our sole discretion determine that the registered securities, in respect of the debt securities of any series represented by one or more Global Securities, shall no longer be represented by such Global Security or Securities. In such event, we will issue registered securities in respect of the debt securities of such series in definitive form. Further, if we so specify with respect to the debt securities of a series, you may, on terms acceptable to us and the Depositary for such Global Security, receive registered securities of such series in definitive form.
      In any such instance, you will be entitled to physical delivery in definitive form of securities of the series of debt securities represented by such Global Security, equal in principal amount to your beneficial interest, registered in your name.

      Debt securities of any series so issued in definitive form will only be issued as registered securities in authorized minimum denominations and bearing any applicable restrictive legend. There should be no tax consequences associated with an exchange of registered securities in global form for registered securities in definitive form. If we issue debt securities in definitive form in exchange for a particular Global Security, the relevant Depositary, as holder of that Global Security, will surrender it against receipt of the debt securities in definitive form, cancel the book-entry debt securities of that series, and distribute through DTC, Euroclear or Clearstream, as the case may be, the debt securities in definitive form of that series to the persons and in the amounts specified by DTC, Euroclear or Clearstream, as the case may be.
      To the extent permitted by law, we, the trustee, the paying agents and the security registrars shall be entitled to treat the person in whose name any debt security in definitive form is registered as the absolute owner. Payments in respect of a debt security in definitive form will be made to the person in whose name the definitive debt security is registered as it appears in the register for that series. They will be made either by check mailed or delivered to the address of the person entitled thereto as such address shall appear in the security register or by wire transfer to an account maintained by the person entitled thereto as specified in the security register. Debt securities issued in definitive form should be presented to the applicable paying agent for redemption.
      Holders of debt securities in definitive form will have the direct right to act upon any solicitation for actions from holders of the debt securities, including upon the occurrence of an event of default, and will not be required to rely upon receipt of proxies from DTC, Euroclear or Clearstream.
Payments on Debt Securities
      The applicable prospectus supplement will specify the date on which we will pay interest, if any, and the date for payments of principal (and premium, if any, thereon) on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how such rate or rates will be calculated.
Redemption at the Option of NG
      The applicable prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option or in any other circumstances. The prospectus supplement will also specify the notice that we will be required to provide and the prices (and premium, if any, thereon) at which and the dates on which the debt securities may be redeemed. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the record date;

•	the amount of debt securities to be redeemed if we are only redeeming part of a series;

•	the series and relevant identification codes of the debt securities to be redeemed;

•	the redemption price;

•	that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date; and

•	the place or places at which each holder may obtain payment of the redemption price.

Redemption at the Option of Debt Security Holders
      The applicable prospectus supplement will specify whether holders of the debt securities of any series may have the option to require us to redeem such debt securities in the event of a restructuring of National Grid. This option is referred to as a “put option”. In the event that the applicable prospectus supplement states that debt security holders of such series have a put option, then the provisions described below relating to the notices that NG and/or such debt security holders will be required to provide and the prices (and premium, if any, thereon), at which and the dates on which the affected debt securities may be redeemed will be applicable.
     Public Announcement upon Occurrence of Restructuring Event
      If the applicable prospectus supplement specifies that debt security holders of such series have a put option, then at any time while any of such debt securities remains outstanding, there occurs a restructuring event (as described further below), we shall make a public announcement of such event. The public announcement will consist of an announcement by us or the trustee, of the occurrence of the restructuring event published in a leading national newspaper having general circulation in the United States (which is expected to be the Wall Street Journal).
     Determining whether a Restructuring Event Has Occurred
      A “restructuring event” shall be deemed to have occurred when at any time while any of such series of debt securities remain outstanding, the sum of disposal percentages for NG within any consecutive period of 36 months commencing on or after the initial issue date of any such series of debt securities is greater than 50 percent.
      The “disposal percentages for NG” are calculated, in relation to a sale, transfer, lease or other disposal or dispossession of any disposed assets of NG, the ratio of (a) the aggregate operating profit of disposed assets of NG to (b) the consolidated operating profit of NG, expressed as a percentage.
      “Disposed assets of NG” for the purposes of the calculation of disposal percentages for NG means, where NG and/or any of its subsidiaries sells, transfers, leases or otherwise disposes of or is dispossessed by any means (but excluding sales, transfers, leases, disposals or dispossessions which, when taken together with any related lease back or similar arrangements entered into in the ordinary course of business, have the result that the operating profit of NG directly attributable to any such undertaking, property or assets continues to accrue to NG or, as the case may be, such subsidiary), otherwise than to a wholly-owned subsidiary of NG or to NG, of the whole or any part (whether by a single transaction or by a number of transactions whether related or not) of its undertaking or (except in the ordinary course of business of NG or any such subsidiary) property or assets, the undertaking, property or assets sold, transferred, leased or otherwise disposed of or of which it is so dispossessed.
      “Operating profit of disposed assets of NG”, in relation to any disposed assets of NG, means the operating profits on ordinary activities before tax and interest and before taking account of depreciation and amortisation of goodwill and regulatory assets (for the avoidance of doubt, exceptional items, as reflected in the relevant accounts of NG, shall not be included) of NG and its subsidiaries directly attributable to such disposed assets as determined in accordance with IFRS by reference to the relevant accounts and, if relevant accounts of NG do not yet exist, determined in a manner consistent with the assumptions upon which the directors’ report of NG is to be based. Where the directors of NG have employed assumptions in determining the operating profit of NG, those assumptions should be clearly stated in the directors’ report of NG;

      “Relevant accounts of NG” means the most recent annual audited consolidated financial accounts of NG and its subsidiaries preceding the relevant sale, transfer, lease or other disposal or dispossession of any disposed asset of NG.
      “Directors’ report of NG” refers to a report prepared and signed by two directors of NG addressed to the trustee setting out the operating profit of NG, the consolidated operating profit of NG and the disposal percentage for NG and stating any assumptions which the directors of NG have employed in determining the operating profit of NG.
      “Consolidated operating profit of NG” means the consolidated operating profit on ordinary activities before tax and interest and before taking account of depreciation and amortisation of goodwill and regulatory assets (for the avoidance of doubt, exceptional items, as reflected in the relevant accounts of NG shall not be included) of NG and its subsidiaries (including any share of operating profit of associates and joint ventures) determined in accordance with IFRS by reference to the relevant accounts of NG.
      For the purpose of determining whether a restructuring event has occurred, “subsidiary” means a subsidiary within the meaning of Section 736 of the Companies Act 1985.
     Events Giving Rise to a Put Option
      If debt security holders have a put option, then such debt security holders shall be able to exercise a put option only in the circumstances described below.
      If at any time while any given series of debt securities with a put option remains outstanding, there occurs a restructuring event, and if, within the applicable NG restructuring period, either:

(a) (if at the time that the restructuring event occurs there are rated debt securities (as defined below)) a rating downgrade in respect of the restructuring event occurs; or

(b) (if at the time that the restructuring event occurs there are no rated debt securities) a negative rating event in respect of the restructuring event occurs, then the holders of each such affected series of debt securities will have the option upon the giving of a notice to require us to redeem or, at our option, purchase (or procure the purchase of) such debt security on any business day falling within the period of 45 days after a notice of the exercise of the put option is given to us (at its principal amount together with accrued interest to the date of redemption). The restructuring event and rating downgrade or the restructuring event and negative rating event, as the case may be, occurring within the NG restructuring period, together are referred to as a “put event”.
      For the purpose of determining whether a put event has occurred, “NG restructuring period” shall refer to the period ending 90 days after a public announcement of a restructuring event (or such longer period in which the rated debt securities or rateable debt, as the case may be, is or are under consideration (announced publicly within the first mentioned period) for rating review or, as the case may be, rating by a rating agency).
      “Rating agency” refers to Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors or Moody’s Investors Service, Inc. and its successors or any rating agency substituted for either of them (or any permitted substitute of them) by NG from time to time with the prior written approval of the trustee.

      “Rated debt securities” means for each series, the debt securities of such series, if and for so long as they shall have an effective rating from a rating agency and otherwise any rateable debt which is rated by a rating agency; provided that if there shall be no such rateable debt outstanding prior to the maturity of such series of debt securities, the holders of not less than one-quarter in principal amount of such outstanding debt securities may require us to obtain and thereafter update on an annual basis a rating of such debt securities from a rating agency. In addition, we may at any time obtain and thereafter update on an annual basis a rating of such debt securities from a rating agency, provided that, except as provided above, we shall not have any obligation to obtain such a rating of such debt securities;
      A “negative rating event” shall be deemed to have occurred if either (a) we do not, either prior to or not later than 21 days after the relevant restructuring event, seek, and thereupon use all reasonable efforts to obtain, a rating of the affected series of debt securities or any other rateable debt from a rating agency or (b) if we do so seek and use such efforts, we are unable, as a result of such restructuring event, to obtain such a rating of at least investment grade (BBB- or Baa3 or their respective equivalents for the time being), provided that a negative rating event shall not be deemed to have occurred in respect of a particular restructuring event if the rating agency declining to assign a rating of at least investment grade (as described above) does not announce or publicly confirm that its declining to assign a rating of at least investment grade was the result, in whole or in part, of any event or circumstance comprised in or arising as a result of, or in respect of, the applicable restructuring event (whether or not the restructuring event shall have occurred at the time such investment grade rating is declined);
      “Rateable debt” shall be understood to refer to unsecured and unsubordinated debt of NG having an initial maturity of five years or more.
      “Rating downgrade” shall be deemed to have occurred in respect of the restructuring event if the then current rating whether provided by a rating agency at our invitation or by its own volition assigned to the rated debt securities by any rating agency is withdrawn or reduced from an investment grade rating (BBB- or Baa3 or their respective equivalents for the time being or better) to a non-investment grade rating (BB+ or Ba1, or their respective equivalents for the time being, or worse) or, if a rating agency shall already have rated the rated debt securities below investment grade (as described above), the rating is lowered one full rating category; provided that a rating downgrade otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular restructuring event if the rating agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm that the reduction was the result, in whole or part, of any event or circumstance comprised in or arising as a result of, or in respect of, the applicable restructuring event (whether or not the applicable restructuring event shall have occurred at the time of the rating downgrade).
     Our Obligations upon the Occurrence of a Put Event
      Promptly upon our becoming aware that a put event has occurred, we shall, or at any time upon the trustee becoming similarly so aware the trustee may, and if so requested in writing by the holders of at least one-quarter in principal amount of the affected series of debt securities then outstanding or if so directed by a resolution of such debt security holders, the trustee shall give notice to such debt security holders specifying the nature of the put event and the procedures for exercising the put option. We refer to this notice as a “put event notice”.
      We shall, forthwith upon becoming aware of the occurrence of the restructuring event (a) provide the trustee with the relevant directors’ report of NG and (b) provide, or procure that the reporting accountants provide, the trustee with the accountants’ report. “Reporting accountants” refers to the auditors of NG (but not acting in their capacity as auditors) or such other firm of accountants as may be nominated by NG and approved in writing by the trustee for the purpose or, failing which, as may be selected by the trustee for the purpose. The directors’ report and the accountants’ report shall, in the absence of manifest error, be conclusive and binding on all concerned, including the trustee and the holders of the affected series of debt securities. The trustee shall be entitled to act, or not act, and rely on without being expected to verify the accuracy of the same (and shall have no liability to debt security holders for doing so) any directors’ report and/or any accountants’ report (whether or not addressed to it).
      “Accountants’ report” means a report of the reporting accountants stating whether the amounts included in the calculation of the operating profit and the amount for consolidated operating profit as included in the directors’ report have been accurately extracted from the accounting records of NG and its Subsidiaries and whether the disposal percentage included in the directors’ report has been correctly calculated which will be prepared pursuant to an engagement letter to be entered into by and among the reporting accountants, us and the trustee.
      We shall use reasonable efforts to procure that there shall at the relevant time be reporting accountants who have (a) entered into an engagement letter with us which shall (i) not limit the liability of the reporting accountants by reference to a monetary cap and (ii) be available for inspection by holders of debt securities at the principal office of the trustee or (b) agreed to provide accountants’ reports on such other terms as we shall approve. If we, having used reasonable efforts, are unable to procure that there shall at the relevant time be reporting accountants who have entered into an engagement letter complying with (i) above, the trustee may rely on an accountants’ report which contains a limit on the liability of the reporting accountants by reference to a monetary cap or otherwise.
      You should be aware that the engagement letter for the reporting accountants may contain a limit on the liability of the reporting accountants which may impact on the interests of debt security holders.
      We shall give notice to the trustee of the identity of the reporting accountants.
     Put Option Redemption Procedures
      In order to exercise the option of redemption of a debt security in the event of an occurrence of a put event, the debt security holder must deliver each debt security to be redeemed accompanied by a duly signed and completed notice (which we refer to as a “put notice”). The put notice must be delivered on any business day falling within the period of 45 days after we or the trustee, as the case may be, provide a put event notice to the debt security holders. We refer to this period as the “put period”.
      The put notice shall also specify an account to which payment is to be made for the put option redemption. The debt security should be delivered after the date falling seven days after the expiry of the put period. We refer to the date on which the debt security should be delivered as the “put date”.
      In return for the receipt of the debt security and put notice, the debt security holder will receive a non-transferable receipt. Unless otherwise specified in the applicable prospectus supplement, payment in respect of any debt security so delivered will be made, if the debt security holder duly specified a bank account in the put notice to which payment is to be made, on the put date by transfer to that bank account. A put notice, once given, shall be irrevocable. We shall redeem the relevant debt securities on the put date unless previously redeemed or purchased.
      If you hold your debt securities through a nominee or broker, you will need to instruct your nominee or broker, as applicable, to tender the required notice and deliver the applicable debt securities so that such tender complies with the procedures set forth above.

Negative Pledge
      Unless otherwise specified in the applicable prospectus supplement, so long as any debt securities of a series remain outstanding (as defined in the indenture), the company will not create or permit to subsist any mortgage, charge, pledge, lien or other form of encumbrance or security interest upon the whole or any part of its undertaking, its assets or revenues present or future to secure any Relevant Indebtedness (as defined below), or any guarantee of or indemnity in respect of any Relevant Indebtedness unless, at the same time or prior thereto, our obligations under the debt securities and the indenture (a) are secured equally and rateably therewith or benefit from a guarantee or indemnity in substantially identical terms thereto, as the case may be, in each case to the satisfaction of the trustee, or (b) have the benefit of such other security, guarantee, indemnity or other arrangement as the trustee in its absolute discretion shall deem to be not materially less beneficial to the holders of the debt securities or as shall be approved by the holders of not less than 75% in aggregate principal amount of the debt securities of any series.
      “Relevant Indebtedness” means any present or future indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities which are for the time being, or are intended, with the agreement of NG, to be quoted, listed or ordinarily dealt in on any stock exchange.
Consolidation, Amalgamation, Merger and Sale or Lease of Assets
      Unless the applicable prospectus supplement provides otherwise, so long as any debt security of a series remains outstanding, we are permitted to consolidate, amalgamate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person (as defined in the indenture). However, we may not take these actions unless:

•	the corporation formed by such consolidation or amalgamation or into which we are merged, or the person which acquires, leases or is the transferee of or recipient of the conveyance of substantially all or all of our properties and assets, shall:

(a)	be a corporation or other person organized and validly existing under the laws of the United States, the United Kingdom or any other country that is a member of the Organisation for Economic Co-operation and Development (as the same may be constituted from time to time); and

(b)	expressly assume, by a supplement to the applicable indenture that is executed and delivered in form reasonably satisfactory to the trustee, with any amendments or revisions necessary to take account of the jurisdiction in which any such corporation or other person is organized (if other than England and Wales);

(i)	the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the debt securities of such a series;

(ii)	the performance of every covenant of the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such debt securities) and of such debt securities on our part to be performed;

(iii)	such assumption shall provide that such corporation or person shall pay to the holder of any such debt securities such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, on such debt securities will not be less than the amounts provided for in such debt securities to be then due and payable; and

(iv)	with respect to (iii) above, such obligation shall extend to any deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such payment by the United Kingdom or the country in which any such corporation or person is organized or resident for tax purposes or any district, municipality or other political subdivision or taxing authority thereof (subject to the limitations contained in “— Payments of Additional Amounts” below, as applied to such corporation or person and, if applicable, such other country); and

•	immediately after giving effect to such transaction, no event of default with respect to the debt securities of such a series, and no event which, after notice or lapse of time, or both, would become an event of default, with respect to such debt securities, shall have occurred and be continuing.
      Upon any such consolidation, amalgamation or merger, or any such conveyance, transfer or lease, the successor corporation or person will succeed to, and be substituted for, and may exercise all of our rights and powers under the indenture with the same effect as if such successor corporation or person had been named as the issuer thereunder and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under the applicable indenture and such debt securities.
Events of Default
      Unless the applicable prospectus supplement provides otherwise, the following events will constitute an event of default under the indenture with respect to a series of debt securities (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)	default in the payment of any principal (or premium, if any) due on the debt securities, and continuance of such default for a period of 14 days;

(b)	default in the payment of any interest (and additional amounts, if any) due on the debt securities, and continuance of such default for a period of 30 days;

(c)	default in the performance, or breach, of any covenant or warranty (other than any obligation for the payment of any principal or interest with respect to the debt securities) applicable to us contained in the indenture, and which default is incapable of remedy or, if in the opinion of the trustee is capable of remedy and has not been remedied within 90 days after the trustee having given us written notice as provided in the indenture;

(d)	if (i) any of our or any Principal Subsidiary’s (as defined below) present or future Relevant Indebtedness becomes due and payable prior to its stated maturity by reason of an actual event of default or (ii) any amount with respect to such Relevant Indebtedness is not paid when due or, as the case may be, within any applicable grace period, provided that the aggregate amount of the Relevant Indebtedness with respect to any of the events described in this paragraph equals or exceeds £50,000,000, for the period up to March 31, 2017, and £100,000,000 thereafter;

(e)	either a court in the United Kingdom issues a final order or an effective shareholders’ resolution is validly adopted, and where possible, such resolution or final order is not discharged or stayed within 90 days, for our winding up or dissolution;

(f)	attachment is made of the whole or substantially the whole of our assets or undertakings and such attachment is not released or cancelled within 90 days or an encumbrancer takes possession or an administrative or other receiver or similar officer is appointed of the whole or substantially the whole of our undertaking or assets or an administration or similar order is made to us, and such taking of possession, appointment or order is not released, discharged or cancelled within 90 days;

(g)	we cease to carry on all or substantially all of our business, or we are unable to pay debts within the meaning of Section 123(1)(e) or Section 123(2) of the U.K. Insolvency Act 1986; or

(h)	we are adjudged bankrupt or insolvent by a court of competent jurisdiction in our country of incorporation.
      “Principal Subsidiary” means each one of National Grid Gas plc, National Grid Electricity Transmission plc, National Grid USA, and includes any successor thereto or any of our subsidiaries which our auditors have certified to the trustee as being a company to which all or substantially all of the assets of a Principal Subsidiary are transferred. In the event that all or substantially all of the assets of a Principal Subsidiary are transferred to such a subsidiary, the transferor of such assets will cease to be deemed a Principal Subsidiary.
      If an event of default with respect to a series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by written notice as provided in the indenture may declare the principal amount of all outstanding debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities may, under certain circumstances, rescind and annul such acceleration.
      The indenture provides that, within 120 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to a series of debt securities, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities of that series unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, any debt securities, the trustee may (although there is no obligation on it to do so) withhold such notice if and so long as the board, executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities. If an event of default occurs, has not been waived and is continuing with respect to a series of debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of that series by all appropriate judicial proceedings. The indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee indemnity or security satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.
Modification and Waiver
      In general, we and the trustee may modify or amend the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by such modification; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, the debt securities;

•	reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any premium payable upon the redemption of, the debt securities;

•	change the redemption provisions of the debt securities or, following the occurrence of any event that would entitle a holder to require us to redeem or repurchase the debt securities at the option of the holder, adversely affect the right of redemption or repurchase at the option of such holder, of the debt securities;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the debt securities is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the debt securities (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

•	reduce the percentage in principal amount of the debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of the debt securities in the applicable section of the indenture;

•	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of such debt securities except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby; or

•	modify any of the above provisions.
      We and the trustee may modify or amend the indenture and the debt securities without the consent of any holder in order to, among other things:

•	provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the provisions under “— Consolidation, Amalgamation, Merger and Sale or Lease of Assets” above;

•	add to our covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us by the indenture;

•	provide for a successor trustee with respect to the debt securities;

•	cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not adversely affect the interests of the holders of the debt securities;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the debt securities under the indenture;

•	add any additional events of default with respect to the debt securities;

•	provide for conversion or exchange rights of the holders of the debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of the debt securities.
      The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of the debt securities, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of the debt securities, waive any past default and its consequences under the indenture with respect to the debt securities, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the debt securities or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.
      Under the indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the indenture and as to any default in such performance.
Discharge, Defeasance and Covenant Defeasance
      Unless the applicable prospectus supplement provides otherwise, we may discharge certain obligations to holders of a series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be.
      The indenture provides that, unless the provisions relating to discharge and defeasance are made inapplicable to the debt securities, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an officer or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from our obligations with respect to the debt securities under certain covenants such that any omission to comply with such obligations thereafter will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on the debt securities on the scheduled due dates or any prior redemption date.
      Such a trust may only be established if, among other things:

(1)	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we are a party or by which we are bound;

(2)	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no insolvency proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

(3)	we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

(4)	with respect to defeasance, we have delivered to the trustee an officers’ certificate as to solvency and the absence of intent by us to prefer holders of the debt securities over our other creditors; and

(5)	we have delivered to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent to defeasance or covenant defeasance in the indenture, as the case may be, have been complied with.
      “Government Obligations” means debt securities which are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.
      In the event we effect covenant defeasance with respect to the debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the

Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.
Payment of Additional Amounts
      Unless otherwise specified in the applicable prospectus supplement, we will make all payments of principal and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Relevant Jurisdiction, as defined below, or any political subdivision of any Relevant Jurisdiction or any authority in or of any Relevant Jurisdiction having the power to tax, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted. If a withholding or deduction at source is required, we will, unless the applicable prospectus supplement provides otherwise, subject to certain limitations and exceptions described below, pay to the holder of any debt securities, as additional interest, such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt securities or in the indenture to be then due and payable.
      We will not be required to pay any additional amounts:

(1)	for or on behalf of a person who is liable to such taxes or duties in respect of such debt securities by reason of having some connection with the Relevant Jurisdiction other than the mere holding of such debt securities;

(2)	in connection with presentation in the Relevant Jurisdiction where presentation is required;

(3)	if the holder or the beneficial owner of the relevant debt security failed to comply with a request by us or other authorized person addressed to the holder or beneficial owner, as the case may be, to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information or other requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a taxing jurisdiction as a precondition to exemption from all or part of the tax and which such holder or beneficial owner is legally able to satisfy;

(4)	where presentation is required, more than 30 days after the Relevant Date (as defined below) except to the extent that the holder would have been entitled to such additional amounts, on presenting the same for payment on such thirtieth day;

(5)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Union Directive 2003/48/ EC on the taxation of savings income or any law implementing or complying with, or introduced in order to confirm to, such directive;

(6)	for or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting, where presentation is required, the relevant debt securities to another Paying Agent in a member state of the European Union; or

(7)	with respect to any combination of items (1), (2), (3), (4), (5) or (6) above.
      “Relevant Date” means the date on which the payment of principal of (or premium, if any) or interest, if any, on any series of debt securities first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date on which notice is duly given to the holder that upon presentation of the debt security in global or definitive form payment will be made provided that payment is in fact made upon such presentation.
      “Relevant Jurisdiction” as used herein means the United Kingdom or any other jurisdiction in which we are resident for tax purposes.
      In addition, unless otherwise specified in the applicable prospectus supplement, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt securities to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt securities if such payment would be required by the laws of the Relevant Jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the note.
Redemption of Debt Securities for Tax Reasons
      Unless otherwise specified in the applicable prospectus supplement, we or our successor may redeem any series of the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if as a result of any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of the Relevant Jurisdiction or any taxing authority in the Relevant Jurisdiction (or any political subdivision) or any change in the application or official interpretation of such laws, regulations or rulings occurring, in the case of a redemption by us, on or after the date of issuance of the series of debt securities or, in the case of a redemption by our successor, on or after the date on which the successor corporation assumes the obligation under the debt securities, we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “— Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (such measures not involving any material additional payments or expense by us) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.
      Prior to giving the notice of a tax redemption, we will deliver to the trustee a certificate signed by a duly authorized officer stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred.
Governing Law
      The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Information Concerning the Trustee
      The indenture provides that the trustee will have no obligations other than the performance of such duties as are specifically set forth in such indenture, except that, if an event of default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the indenture unless such holders shall have offered to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense, and then only to the extent required by the terms of the indenture. The Bank of New York is to be the trustee and paying agent under the indenture, is one of a number of banks with which NG and its subsidiaries maintain banking relationships in the ordinary course of business and they are the depositary for our American Depositary Shares.
CLEARANCE AND SETTLEMENT
      Unless the applicable prospectus supplement provides otherwise, if we issue Global Securities representing any debt securities, then the Global Securities will be deposited upon issuance with, or on behalf through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream in Luxembourg and Euroclear in Brussels, Belgium. These systems have established electronic debt securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow debt securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.
      Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.
      Global securities will be registered in the name of and deposited with a nominee for, and accepted for settlement and clearance by, one or more of DTC and a common depositary for Euroclear and Clearstream, and any other clearing system identified in the applicable prospectus supplement.
      Cross-market transfers of debt securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearing system that is described in the applicable prospectus supplement.
      The policies of DTC, Euroclear and Clearstream will govern payments, transfers, exchange and other matters relating to investors’ interests in debt securities held by them. This is also true for any other clearing system that may be named in a prospectus supplement.
      Neither we, nor any trustee, paying agent or registrar have any responsibility for any aspect of the actions of DTC, Euroclear and Clearstream or any of their direct or indirect participants or accountholders. Neither we, nor any trustee, paying agent or registrar have any responsibility for any aspect of the records kept by DTC, Euroclear and Clearstream or any of their direct or indirect participants or accountholders. Neither we, nor any trustee, paying agent or registrar supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

      DTC, Euroclear and Clearstream and their participants and accountholders perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.
      The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.
The Clearing Systems

DTC. DTC has advised us as follows:

•	DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking corporation” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.
       Clearstream. Clearstream has advised us as follows:

•	Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•	Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry charges to the accounts of its customers. This eliminates the need for physical movement of certificates.

•	Clearstream provides other services to its accountholders, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities.

•	Clearstream’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•	Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.
       Euroclear. Euroclear has advised us as follows:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

•	Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•	Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear accountholders.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.
Other Clearing Systems
      We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.
Primary Distribution
      The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.
      Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.
      We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.
Clearance and Settlement Procedures — DTC
      DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

      Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.
Clearance and Settlement Procedures — Euroclear and Clearstream
      We understand that investors that hold their debt securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form, or such other procedures as are applicable for other securities.
      Securities will be credited to the securities custody accounts of Euroclear and Clearstream accountholders on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.
Secondary Market Trading
      Trading between DTC Participants. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities.
      If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.
      Trading between Euroclear and/or Clearstream Accountholders. We understand that secondary market trading between Euroclear and/or Clearstream accountholders will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.
      Trading between DTC and Euroclear or Clearstream. Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, these cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
Special Timing Considerations
      You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on certain days when banks, brokers and other institutions are open for business in the United States.

      In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

MATERIAL TAX CONSIDERATIONS
      This section discusses the material U.K. and U.S. federal income tax consequences of the ownership of the debt securities as of the date of this prospectus. This summary applies to you only if:

•	You are, for U.S. federal income tax purposes, a beneficial owner of a debt security and an individual U.S. citizen or resident, a U.S. corporation, or otherwise subject to U.S. federal income tax on a net income basis in respect of the debt securities;

•	You purchase the debt securities in their original issuance at the “issue price”, which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the debt securities is sold for money, and you hold such debt securities as capital assets for U.S. federal income tax purposes; and

•	You are not resident or ordinarily resident in the United Kingdom for U.K. tax purposes, and do not hold the debt securities for the purposes of a trade, profession, or vocation that you carry on in the United Kingdom through a permanent establishment.
      This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in debt securities generally and with any special rules to which you may be subject. In particular, the discussion does not address the tax treatment of investors that are subject to special rules, such as certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities or currencies, persons that control (directly or indirectly) 10% or more of our voting stock, persons that elect mark-to-market treatment, persons that hold the debt securities as a position in a straddle, conversion transaction, synthetic security, or other integrated financial transaction for U.S. federal tax purposes, persons subject to the alternative minimum tax and persons whose functional currency is not the U.S. dollar.
      The discussion that follows is of a general nature, and additional disclosure regarding the tax treatment of specific debt securities may be provided in the prospectus supplement for such instruments. The discussion assumes the debt securities issued will be U.S. dollar-denominated debt. Any special consequences, including, but not limited to, consequences resulting from currency denomination other than the U.S. dollar, puts, calls, discounts or premium, contingencies, caps or collars will be discussed in the relevant prospectus supplement. To the extent there is any inconsistency in the discussion of tax consequences between this prospectus and the applicable prospectus supplement, you should rely on the discussion in the prospectus supplement.
      The discussion below regarding U.S. federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final and proposed Treasury regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as of the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. The statements regarding U.K. tax laws set forth below are based on the laws in force on the date of this prospectus, which are subject to change.
      If a partnership holds the debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the debt securities, you should consult your tax advisor.

      YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE U.K. AND U.S. FEDERAL, STATE, LOCAL OR OTHER TAX CONSEQUENCES OF OWNING THE DEBT SECURITIES.
U.K. Taxation
      Interest. Payments of interest on the debt securities should be exempt from withholding or deduction for or on account of U.K. tax under the provisions of U.K. tax law relating to “quoted Eurobonds”, provided that the debt securities are listed on a “recognized stock exchange” within the meaning of section 841 of the Income and Corporation Taxes Act 1988. Under section 349(4) of the Income and Corporation Taxes Act 1988, “quoted Eurobond” is defined to mean any security that: (i) is issued by a company, (ii) is listed on a recognized stock exchange and (iii) carries a right to interest. The New York Stock Exchange, the London Stock Exchange, the Irish Stock Exchange and the Luxembourg Stock Exchange are currently amongst those recognized for these purposes. Accordingly, so long as the particular series of debt securities is listed on one of such exchanges, interest payments made on the debt securities will be payable without withholding or deduction for or on account of U.K. income tax. The applicable purchase agreement will indicate the exchanges on which the debt securities are listed.
      Purchase, Sale and Retirement of Debt Securities. Holders of the debt securities will not be liable for U.K. taxation on capital gains realized on a sale or other disposal or redemption or conversion of the debt securities.
European Union Tax Reporting and Withholding
      The Council of the European Union approved, on June 3, 2003, Council Directive 2003/48/ EC regarding the taxation of savings income. The Directive became effective on July 1, 2005. Under this directive, if a paying agent for interest on a debt claim is established in one member state of the European Union and an individual who is the beneficial owner of the interest is a resident of another member state, then the former member state will be required to provide information (including the identity of the recipient) to authorities of the latter member state. “Paying agent” is defined broadly for this purpose and generally includes any agent of either the payor or payee as well as the payor itself. This requirement is subject to the right of Belgium, Luxembourg and Austria to opt instead to withhold tax on the interest during a transitional period (initially at a rate of 15% but rising in steps to 35% after six years).
      The Directive also applies to dependent and associated territories of the United Kingdom and the Netherlands. A number of non-European Union countries and territories, including Switzerland, have agreed to adopt similar measures (a withholding system in the case of Switzerland).
U.S. Taxation
      Interest Payments. Payments or accruals of “qualified stated interest” (as defined below) on the debt securities will be includible in your gross income as ordinary interest income at the time you receive or accrue such amounts (in accordance with your regular method of tax accounting). The term “qualified stated interest” generally means stated interest that is unconditionally payable at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, at a floating rate based on one or more interest indices.
      Unless otherwise specified in the applicable prospectus supplement, we expect interest payments on the debt securities to be treated as “qualified stated interest” and we expect the debt securities to be issued without “original issue discount” (of more than a statutorily defined de minimis amount). If we issue debt securities that have “original issue discount” (of more than a statutorily defined de minimis amount) or provide for payments of interest that we do not expect to be treated as “qualified stated interest,” we will describe the tax treatment of such debt securities in the applicable prospectus supplement.
      Interest paid by us on the debt securities constitutes foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the debt securities generally will constitute passive income.
      Additional Amounts paid pursuant to the obligations described under “Description of the Debt Securities — Payment of Additional Amounts” would be treated as ordinary interest income.
      Sale, Exchange, Redemption and Other Disposition of the Debt Securities. Upon the sale, exchange, redemption or other disposition of the debt securities, you will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest which will be treated as ordinary interest income) and your adjusted tax basis in such debt securities. Your adjusted tax basis in the debt securities generally will equal the cost of such debt securities. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, redemption or other disposition you held the debt securities for more than one year. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of the debt securities generally will be treated as U.S. source gain or loss, as the case may be.
      Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of interest on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the holder of the debt securities establishes an exemption from the information reporting rules. A holder of debt securities that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and you may be entitled to a refund, provided that the required information is furnished to the IRS.

PLAN OF DISTRIBUTION
      We may sell the debt securities directly to purchasers or underwriters or through agents, dealers or underwriters.
      The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to us, from such price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
      The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
      Agents appointed by us may solicit offers to purchase debt securities. The prospectus supplement will name these agents, who may be underwriters, and discuss any commissions payable to them. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. We may also sell debt securities to an agent as principal. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered debt securities. Agents may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
      If any underwriters are utilized in the sale of debt securities, we will enter into an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction, including, commissions, discounts and any other compensation of the underwriters, if any, will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the debt securities to the public. If underwriters are utilized in the sale of the debt securities, the debt securities will be acquired by the underwriters for their own account and may be offered and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices, or at varying prices determined by the underwriters at the time of sale.
      Our debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent. The underwriters will be obligated to purchase all of the debt securities of a series if they purchase any of such securities. We may grant to the underwriters options to purchase additional debt securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such securities. The underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
      If a dealer is utilized in the sale of debt securities in respect of which this prospectus is delivered, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the debt securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement. Dealers may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
      Offers to purchase offered securities may be solicited directly by us, and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.
      Debt securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the debt securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
      If indicated in the prospectus supplement, we will authorize agents, underwriters, dealers or other persons to solicit offers by certain purchasers to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.
      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
      Each series of debt securities will be a new issue and will have no established trading market. We may elect to list any series of debt securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the debt securities.
      Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.
LEGAL MATTERS
      Certain legal matters in connection with the debt securities to be offered hereby will be passed upon for us by LeBoeuf, Lamb, Greene & MacRae LLP and LeBoeuf, Lamb, Greene & MacRae, London, England. Certain legal matters in connection with the debt securities to be offered hereby will be passed upon for any underwriters or agents by counsel to be named in the applicable prospectus supplement.

EXPERTS
      The financial statements of National Grid plc, incorporated in this prospectus by reference to our Annual Report on Form 20-F as of March 31, 2006 and 2005 and for each of the two years in the period ended March 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES
FEDERAL SECURITIES LAWS
      We are an English public limited company. Most of our directors and executive officers are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by LeBoeuf, Lamb, Greene & MacRae that there is doubt as to enforceability in England and Wales, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
      The U.K. Companies (Audit, Investigations and Community Enterprise) Act 2004 introduced changes to the U.K. Companies Act 1985 to allow an English company to indemnify its directors against liability and to provide its directors with funds to cover the costs incurred in defending legal proceedings against him or her. Under the Act, an English company is allowed to indemnify its directors against any liability incurred by a director to any person (other than the company or any associated company) in connection with any negligence, default, breach of duty or breach of trust, by means of a “qualifying third party indemnity provision”. A “qualifying third party indemnity provision” may cover the costs of a judgment against a director but cannot include (i) costs incurred by a director to the company or any associated company; (ii) fines imposed in criminal proceedings and penalties imposed by regulatory authorities; (iii) costs incurred in criminal proceedings where the director is convicted or civil proceedings brought by the company or an associated company where judgment is given against him; or (iv) costs incurred in proceedings for relief where the court refuses to grant relief.
      NG arranges Directors’ and Officers’ liability insurance cover. A qualifying third party indemnity provision was granted in favor of the directors in accordance with Sections 309A-B of the U.K. Company Act 1985. The indemnity provision is contained in NG’s articles of association at Articles 131.1 to 131.3 which are set out below.
     Article 131.1

“Subject to the law, we will indemnify all our Directors and officers out of our own funds against the following:

(a) Any liability incurred by or attaching to them in connection with any negligence, default, breach of duty or breach of trust by them in relation to NG other than: (i) any liability to us or any associated company; and (ii) any liability of the kind referred to in Sections 309B(3) or (4) of the Companies Act.

(b) Any other liability incurred by or attaching to them: (i) in actually or seemingly carrying out their duties; (ii) in using or seemingly using their powers; and (iii) in any other activity connected to their duties, powers or office.

Where a Director or officer is indemnified against any liability in line with this Article 131, the indemnity will cover all costs, charges, losses, expenses and liabilities incurred by them.”
     Article 131.2

“As well as the cover provided under Article 131.1 above, the Directors will have power to purchase and maintain insurance for or for the benefit of:

(a) any person who is or was at any time a Director or officer of any relevant company; or

(b) any person who is or was at any time a trustee of any pension fund or employees’ share scheme in which employees of any relevant company are interested.

This includes insurance against any liability incurred by or attaching to them through any act or omission: (i) in actually or seemingly carrying out their duties; (ii) in using or seemingly using their powers; and (iii) in any other activity connected to their duties, powers or offices; in relation to: (aa) any relevant company; (bb) any pension fund; or (cc) any employees’ share scheme; and all costs, charges, losses, expenses and liabilities incurred by them in relation to any act or omission.”
     Article 131.3

“Subject to the law, we will: (a) provide a Director or officer with funds to meet expenditure they have incurred or may incur in defending any criminal or civil proceedings or in connection with any application under the provisions mentioned in Section 337A(2) of the Companies Act; and (b) do anything to enable a Director or officer to avoid incurring such expenditure, but any funds we provide or other things we do will be in line with Section 337A(4) of the Companies Act.”
      The relevant provisions of the U.K. Company Act 1985 which permit the giving of such indemnities are sections 309A-C, 337A and 727.
      Sections 309A of the U.K. Company Act 1985 states that a company cannot exempt a director from liability in relation to the company. Section 309B of the U.K. Company Act 1985 states that a company cannot indemnify a director against liability in relation to the company unless it is a qualifying third party indemnity provision. Section 309B sets out the conditions which must be fulfilled for an indemnity to be a qualifying third party indemnity. The indemnity must not provide: (i) any indemnity against any liability incurred by the director to the company or to any associated company; (ii) any indemnity against any liability incurred by the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature; and (iii) any indemnity against any liability incurred by the director in defending criminal proceedings in which he is convicted, civil proceedings brought by the company or an associated company in which judgment is given against him or where the court refuses to grant him relief under an application under sections 144(3) and (4) (acquisition of shares by innocent nominee) or its power under section 727 (to grant relief in the case of honest and reasonable conduct).
      Section 337A of the U.K. Company Act 1985 provides that a company can provide a director with funds to meet expenditures incurred or to be incurred by him in defending any criminal or civil proceedings or in connection with any application under sections 144(3) and (4) (acquisition of shares by innocent nominee) or section 727 (general power of a court to grant relief in the case of honest and reasonable conduct). The terms on which such loan or other assistance is given must include a requirement that the loan be repaid or the liability discharged if the director is convicted, judgment is found against him or the court refuses to grant the relief on the application.
      Except in limited circumstances (Section 459 U.K. Companies Act 1985) when a company’s affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, or when any act or omission of the company is or would be so prejudicial) English law does not generally permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.
      We will indemnify and hold harmless each of our directors and officers or authorized representatives who signs the registration statement from and against civil liabilities, including liabilities under U.S. securities laws, which they may incur in their capacity.

      The form of underwriting agreement to be filed or furnished in connection with the issuance of any debt securities using the prospectus to which this Registration Statement relates will provide that each underwriter, severally, will indemnify NG and each of its directors, officers and representatives who signed the registration statement and each person, if any, who controls NG within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act from and against certain civil liabilities.

ITEM 9.	EXHIBITS.
      The exhibits to this registration statement are listed in the Index to Exhibits beginning on page II-8.

ITEM 10.	UNDERTAKINGS.
      The undersigned registrant hereby undertakes:
      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
      (iii) To include any plan of distribution or any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
      provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (4) To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the

Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
      (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
      (A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
      (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
      (6) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
      (i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;
      (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

      (iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
      (7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of National Grid’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY AND SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, National Grid plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, City of London, England, on the 27th day of June 2006.

National Grid plc

By:	/s/ Roger Urwin

Roger Urwin
Group Chief Executive
      The undersigned do hereby constitute and appoint Roger Urwin, Steven Holliday, Stephen Lucas and Malcolm Cooper all or any one of them, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 27th day of June 2006.

Signature	Title

/s/ Roger Urwin Roger Urwin	Group Chief Executive (Principal Executive Officer)

/s/ Stephen Lucas Stephen Lucas	Group Finance Director (Principal Financial Officer and Principal Accounting Officer)

/s/ Sir John Parker Sir John Parker	Chairman and non-executive Director

/s/ John Allan John Allan	Non-executive Director

Signature	Title

/s/ Edward Astle Edward Astle	Director

/s/ John Grant John Grant	Non-executive Director

/s/ Kenneth Harvey Kenneth Harvey	Non-executive Director

/s/ Steven Holliday Steven Holliday	Deputy Group Chief Executive

/s/ Michael Jesanis Michael Jesanis	Director

/s/ Paul Joskow Paul Joskow	Non-executive Director

/s/ Stephen Pettit Stephen Pettit	Non-executive Director

/s/ Maria Richter Maria Richter	Non-executive Director

/s/ George Rose George Rose	Non-executive Director

/s/ Nick Winser Nick Winser	Director

/s/ Lawrence J. Reilly Lawrence J. Reilly	(Authorized Representative in the United States)

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement Standard Provisions for debt securities.

4.1	Form of Indenture to be entered into between the Company and The Bank of New York.

5.1	Opinion of LeBoeuf, Lamb, Greene & MacRae LLP.

5.2	Opinion of LeBoeuf, Lamb, Greene & MacRae.

12.1	Statement re: Computation of ratio of earnings to fixed charges.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm to National Grid plc.

23.2	Consent of LeBoeuf, Lamb, Greene, & MacRae LLP (included in Exhibit 5.1).

23.3	Consent of LeBoeuf, Lamb, Greene & MacRae (included in Exhibit 5.2).

24.1	Powers of Attorney (included in the signature pages contained herein).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Indenture.